Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-258734
PROSPECTUS
MARKETWISE, INC.
300,128,030 SHARES OF CLASS A COMMON STOCK

This prospectus relates to the resale from time to time of (i) an aggregate of 4,994,727 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of MarketWise, Inc., a Delaware corporation, held by certain of the selling stockholders named in this prospectus (each a “selling stockholder” and, collectively, the “selling stockholders”) and (ii) an aggregate of 4,041,000 shares of Class A common stock held in escrow pursuant to the escrow agreement (the “Escrow Agreement”) entered into at the closing of the Transactions (as defined below) and subject to release to certain of the selling stockholders upon the occurrence of certain contingencies. This prospectus also relates to the issuance by us of up to 291,092,303 shares of Class A common stock in exchange for common units (“MarketWise Units”) of MarketWise, LLC, a Delaware limited liability company and a direct subsidiary of MarketWise, Inc., tendered for redemption or exchange by one or more of the members of MarketWise, LLC (the “MarketWise Members”), as well as the possible resale from time to time of some or all of such shares of Class A common stock by certain of the selling stockholders.
We are registering the resale of shares of Class A common stock as required by (i) that certain Amended and Restated Registration Rights Agreement, dated as of July 21, 2021, by and among us, Ascendant Sponsor LP (the “Sponsor”), certain members of the Sponsor, and the MarketWise Members (the “Registration Rights Agreement”), and (ii) those certain subscription agreements, each dated March 1, 2021, entered into by and between Ascendant Digital Acquisition Corp., a Cayman Islands exempted company (“ADAC”), and certain qualified institutional buyers and accredited investors that purchased shares of Class A common stock in private placements consummated in connection with the Transactions (the “Subscription Agreements”). We are registering the issuance of shares of Class A common stock upon redemption of MarketWise Units as required by the Registration Rights Agreement.
We will not receive any proceeds from the issuance of any shares of Class A Common Stock upon exchange of MarketWise Units or the resale of any shares of Class A common stock by the selling stockholders covered by this prospectus. We will bear all costs, expenses, and fees in connection with the registration of the shares of Class A common stock covered by this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Class A common stock covered by this prospectus.
See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.
Our shares of Class A common stock are listed on The Nasdaq Global Market (the “Nasdaq”) under the symbol “MKTW.” On October 13, 2022, the closing sale price of our Class A common stock was $2.61 per share.
We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “The Company—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in shares of our Class A common stock involves a high degree of risk. Before you invest in shares of our Class A common stock, you should carefully read the section entitled “Risk Factors” on page 5 of this prospectus, and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 13, 2022.

You should rely only on the information contained in this prospectus or any amendment or supplement to this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in this prospectus or any amendment or supplement to this prospectus. Neither we nor the selling stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus or any amendment or supplement to this prospectus. The information in this prospectus or any amendment or supplement to this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.
For investors outside the United States: We and the selling stockholders are offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. Neither we nor the selling stockholders have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered by this prospectus and the distribution of this prospectus outside the United States.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, the selling stockholders named in this prospectus may, from time to time, sell the securities described in this prospectus from time to time in one or more offerings as described in this prospectus. This prospectus also relates to the issuance by us of shares of Class A common stock from time to time upon the occurrence of the events described in this prospectus. To the extent necessary, each time that the selling stockholders and their permitted transferees offer and sell securities, we or the selling stockholders may provide a prospectus supplement to this prospectus that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. Such prospectus supplement may also add, update, or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
This prospectus contains, and any related prospectus supplement may contain, summaries of certain provisions contained in some of the documents described herein or therein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation by Reference.”
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BASIS OF PRESENTATION
We were incorporated on February 11, 2020 as a Cayman Islands exempted company under the name Ascendant Digital Acquisition Corp. for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.
On July 20, 2021, as contemplated by that certain Business Combination Agreement, dated as of March 1, 2021, by and among ADAC, MarketWise, LLC (formerly known as Beacon Street Group, LLC), the MarketWise Members, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative of the MarketWise Members thereunder (as amended, the “Transaction Agreement,” and together with all transactions contemplated by or pursuant to the Transaction Agreement and all other agreements, documents, instruments, and certificates entered into in connection therewith and any and all exhibits and schedules thereto, the “Transactions”), ADAC filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation (our “Charter”) and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which ADAC was domesticated and continues as a Delaware corporation, changing its name to “MarketWise, Inc.” (the “Domestication”).
On July 21, 2021, we consummated the transactions contemplated by the Transaction Agreement, which provided for: (1) the Domestication; (2) ADAC’s capital contribution to MarketWise, LLC in exchange for certain units and warrants in MarketWise, LLC; (3) the issuance of shares of Class B common stock, par value $0.0001 per share, of MarketWise, Inc. to the MarketWise Members (the “Class B common stock” and, together with the Class A common stock, the “common stock”); and (4) the other transactions contemplated therein. Upon the closing of the Transactions, ADAC changed its name to “MarketWise, Inc.” and became the sole manager of MarketWise, LLC. Following the Transactions, we are a holding company, and, accordingly, all of our assets are held directly by, and all of our operations are conducted through, MarketWise, LLC, and our only direct asset consists of MarketWise Units, and substantially all of the assets and the business of MarketWise, Inc. are held by MarketWise, LLC and its subsidiaries. As the managing member of MarketWise, LLC, we have the full, exclusive, and complete discretion to manage and control the business of MarketWise, LLC and to take all action we deem necessary, appropriate, advisable, incidental, or convenient to accomplish the purposes of MarketWise, LLC set forth in its operating agreement, and, accordingly, the financial statements of MarketWise, LLC for periods following the Transactions are prepared on a consolidated basis with ours. We may not be removed as managing member of MarketWise, LLC.
Pursuant to the Transaction Agreement and the Escrow Agreement, on September 30, 2021, we issued and placed into escrow 2,000,000 shares of Class A common stock in the aggregate (the “Management Members Earnout Shares”) subject to release to certain members of our management (the “Management Members”) as described below. Also pursuant to the Transaction Agreement, at the closing of the Transactions, the Sponsor placed 3,051,000 shares of Class A common stock (the “Sponsor Earnout Shares”) into escrow. The Management Members Earnout Shares and Sponsor Earnout Shares will be released and delivered (subject to the terms and conditions of the Transaction Agreement and the Escrow Agreement) upon the achievement of the following triggering events prior to July 21, 2025 (the “Triggering Events”):
(i)If (i) the daily volume-weighted average price per share of Class A common stock equals or exceeds $12.00 per share for any 20 trading days within any 30 consecutive trading days ending on the trading day immediately prior to the date of determination (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) or (ii) we consummate a transaction that results in our stockholders having the right to exchange their shares of Class A common stock for cash, securities, or other property having a value equal to or exceeding $12.00 per share (for any non-cash proceeds, as determined based on the agreed valuation set forth in the applicable definitive agreements for such transaction or, in the absence of such valuation, as determined in good faith by our board of directors), (x) the Sponsor will be entitled to the release from escrow of 1,525,500 Sponsor Earnout Shares (representing 50% of the 3,051,000 Sponsor Earnout Shares) and (y) the Management Members will be entitled to the release from escrow of 1,000,000 Management Members Earnout Shares (representing 50% of the 2,000,000 Management Members Earnout Shares).

(ii)If (i) the daily volume-weighted average price per share of Class A common stock equals or exceeds $14.00 per share for any 20 trading days within any 30 consecutive trading days ending on the trading day immediately prior to the date of determination (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) or (ii) we consummate a transaction that results in our stockholders having the right to exchange their shares of Class A common stock for cash, securities, or other property having a value equal to or exceeding $14.00 per share (for any non-cash proceeds, as determined based on the agreed valuation set forth in the applicable definitive agreements for such transaction or, in the absence of such valuation, as determined in good faith by our board of directors), (x) the Sponsor will be entitled to the release from escrow of the remaining 1,525,500 Sponsor Earnout Shares and the Management Members will be entitled to the release from escrow of the remaining 1,000,000 Management Members Earnout shares.
If either of the Triggering Events do not occur prior to July 21, 2025, any remaining Management Members Earnout Shares or Sponsor Earnout Shares not yet released and delivered will be automatically released to us for cancellation.
References to a year refer to our fiscal years ended on December 31 of the specified year.
Certain monetary amounts, percentages, and other figures included herein have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables and charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.
Unless the context otherwise requires, references in this prospectus to the “Company,” “MarketWise,” “we,” “us,” or “our” refer to the business of MarketWise, Inc. and its subsidiaries, including MarketWise, LLC.
MARKET AND INDUSTRY DATA
This prospectus includes, and any amendment or supplement to this prospectus may include, estimates regarding market and industry data and forecasts, which are based on our own estimates utilizing our management’s knowledge of and experience in, as well as information obtained from our subscribers, trade and business organizations, and other contacts in the market sectors in which we compete, and from statistical information obtained from publicly available information, industry publications and surveys, reports from government agencies, and reports by market research firms. We confirm that, where such information is reproduced herein, such information has been accurately reproduced and that, so far as we are aware and are able to ascertain from information published by publicly available sources and other publications, no facts have been omitted that would render the reproduced information inaccurate or misleading. Industry publications, reports, and other published data generally state that the information contained therein has been obtained from sources believed to be reliable, but we cannot assure you that the information contained in these reports, and therefore the information contained in this prospectus or any amendment or supplement to this prospectus that is derived therefrom, is accurate or complete. Our estimates of our market position may prove to be inaccurate because of the method by which we obtain some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process, and other limitations and uncertainties. As a result, although we believe our sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains statements that are forward-looking statements within the meaning of federal securities law, and as such are not historical facts. This includes, without limitation, statements regarding our financial position and business strategy, and the plans and objectives of management for our future operations. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this prospectus, including, but not limited to:
•our ability to attract new subscribers and to persuade existing subscribers to renew their subscription agreements with us and to purchase additional products and services from us;
•our ability to adequately market our products and services, and to develop additional products and product offerings;
•our ability to manage our growth effectively, including through acquisitions;
•failure to maintain and protect our reputation for trustworthiness and independence;
•our ability to attract, develop, and retain capable management, editors, and other key personnel;
•our ability to grow market share in our existing markets or any new markets we may enter;
•adverse or weakened conditions in the financial sector, global financial markets, and global economy;
•our ability to respond to and adapt to changes in technology and consumer behavior;
•failure to successfully identify and integrate acquisitions, or dispose of assets and businesses;
•our public securities’ potential liquidity and trading;
•the impact of the regulatory environment and complexities with compliance related to such environment;
•the impact of the COVID-19 pandemic;
•our future capital needs;
•our ability to maintain an effective system of internal control over financial reporting, and to address and remediate existing material weaknesses in our internal control over financial reporting;
•our ability to maintain and protect our intellectual property; and
•other factors detailed under the section of this prospectus entitled “Risk Factors.”
These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements for any reason, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is www.marketwise.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. The documents establishing the terms of any offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 10, 2022;
•our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 9, 2022, and for the quarter ended June 30, 2022, filed with the SEC on August 8, 2022;
•our Current Reports on Form 8-K, filed with the SEC on June 6, 2022, August 17, 2022, August 31, 2022, September 13, 2022, September 15, 2022, and September 19, 2022; and
•the description of our Class A common stock contained in our registration statement on Form 8-A, filed with the SEC on July 21, 2021, and any amendment or report filed with the SEC for the purpose of updating the description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14, or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
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You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
MarketWise, Inc.
1125 N. Charles St.
Baltimore, Maryland 21201
(888) 261-2693
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We started in 1999 with the simple idea that, if we could publish intelligent, independent, insightful, and in-depth investment research and treat the subscriber the way we would want to be treated, then subscribers would renew their subscriptions and stay with us. That simple idea worked and has guided our decisions ever since.
Today, we are a leading multi-brand platform of subscription businesses that provides premium financial research, software, education, and tools for self-directed investors. We provide our subscribers with the research, education, and tools that they need to navigate the financial markets.
Over the years, we have expanded our business into a comprehensive suite of investment research products and solutions. We now produce a diversified product portfolio from a variety of financial research companies such as Stansberry Research, Palm Beach Research Group, TradeSmith, Chaikin Analytics, InvestorPlace, and Empire Financial Research. Our entire investment research product portfolio is 100% digital and channel agnostic. We offer our research across a variety of platforms, including desktop, laptop, and mobile devices, including tablets and mobile phones.
As a result of the expansion of the business, we have an editorial team of over 90 individuals covering a broad spectrum of investments, ranging from commodities to equities, to distressed debt and cryptocurrencies. We offer more than 180 free and paid products on multiple platforms through our 11 customer-facing brands. This diversity of content has allowed our business to succeed and our subscription base to grow through the many economic cycles in our over 20-year history.
We have an engaged subscriber base of approximately 898 thousand Paid Subscribers and a large and growing audience of over 15.0 million Free Subscribers as of June 30, 2022. We define “Paid Subscribers” as the total number of unique subscribers with at least one paid subscription at the end of a period. “Free Subscribers” are defined as unique subscribers who have subscribed to one of our free investment publications via a valid email address and continue to remain directly opted in, excluding any Paid Subscribers who also have free subscriptions.
Recent Developments
On August 17, 2022, we commenced an exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to our outstanding warrants to purchase shares of Class A common stock at $11.50 per share. Each holder was offered the opportunity to receive 0.1925 shares of Class A common stock in exchange for each outstanding warrant tendered by the holder and exchanged pursuant to the Offer. Concurrently with the Offer, we solicited consents from holders of the warrants to amend the warrant agreement that governs all of the warrants (the “Warrant Agreement”) to permit us to require that each warrant outstanding upon the closing of the Offer be exchanged for 0.17325 shares of Class A common stock, which is a ratio 10% less than the exchange ratio applicable to the Offer (such amendment, the “Warrant Amendment”).
On September 14, 2022, we concluded the Offer and Consent Solicitation with approximately 96% of the outstanding warrants validly tendered and not withdrawn prior to the expiration of the Offer and Consent Solicitation. Accordingly, on September 19, 2022, we issued 5,725,681 shares of Class A common stock in exchange for the warrants tendered in the Offer.
Additionally, we received the requisite approval of warrantholders to enter into the Warrant Amendment. Accordingly, we and Continental Stock Transfer & Trust Company entered into the Warrant Amendment, dated September 15, 2022, and we exercised our right, in accordance with the terms of the Warrant Amendment, to exchange each warrant that was outstanding upon the closing of the Offer for 0.17325 shares of Class A common stock per warrant. On September 30, 2022, we issued 214,058 shares of Class A common stock in exchange for all warrants outstanding after closing of the Offering and, as a result, no warrants remain outstanding and the warrants were delisted from the Nasdaq.
Organizational Structure
The diagram below depicts our organizational structure as of the date of this prospectus:

MarketWise Members
Public Stockholders(1)
Class B common stock
• 89.6% of voting power
• No economic interest
Class A common stock
• 10.4% of the voting power
• 100.0% of the economic interest
MarketWise Units
• No voting rights
• Exchangeable on a one-for-one basis for shares of Class A common stock
• 89.6% of outstanding MarketWise Units
MarketWise, Inc.
MarketWise Units
• Controls MarketWise, LLC as manager
• 10.4% of outstanding MarketWise Units
MarketWise, LLC
MarketWise Operating Subsidiaries

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(1)Includes 2.0% of voting power and 19.0% of economic interest held by MarketWise management. MarketWise management ownership percentages include Management Members Earnout Shares and Sponsor Earnout Shares subject to release upon the occurrence of certain contingencies.
Corporate Information
ADAC was a blank check company incorporated on February 11, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses. On July 21, 2021, ADAC domesticated into a Delaware corporation and changed its name to “MarketWise, Inc.” in connection with the Domestication. MarketWise, Inc. is a holding company whose principal asset is the MarketWise Units it holds in MarketWise, LLC.
Our principal executive office is located at 1125 N. Charles St., Baltimore, Maryland 21201. Our telephone number is (888) 261-2693. Our website address is www.marketwise.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:
•being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, subject to certain exceptions;
•not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
•reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements;
•not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and
•exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We will remain an emerging growth company until the earliest to occur of:
•December 31, 2025 (the last day of the fiscal year that follows the fifth anniversary of the completion of ADAC’s initial public offering);
•the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion;
•the date on which we are deemed to be a “large accelerated filer,” (as defined in the Exchange Act); and
•the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.
We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our Class A stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.
We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

THE OFFERING

Issuer	MarketWise, Inc.

Securities Being Registered
We are registering the resale by the selling stockholders of (i) an aggregate of 4,994,727 shares of Class A common stock held by certain of the selling stockholders and (ii) an aggregate of 4,041,000 shares of Class A common stock held in escrow pursuant to the Escrow Agreement and subject to release to certain of the selling stockholders upon the occurrence of certain contingencies. We are also registering the issuance by us of up to 291,092,303 shares of Class A common stock issuable in exchange for MarketWise Units tendered for redemption or exchange by the MarketWise Members, including the possible resale from time to time of some or all of such shares of Class A common stock by certain of the selling stockholders.

Terms of the Offering
The selling stockholders will determine when and how they will dispose of any shares of Class A common stock registered under this prospectus for resale. We will issue shares of Class A common stock upon the redemption or exchange of MarketWise Units pursuant to the terms of the MarketWise Operating Agreement.

MarketWise, Inc. Securities Outstanding Before this Offering
•33,873,502 shares of Class A common stock, representing approximately 10.4% of the combined voting power of all of MarketWise, Inc.’s common stock, 100% of the economic interest in MarketWise, Inc., and 10.4% of the indirect economic interest in MarketWise, LLC.
•291,092,303 shares of Class B common stock, representing approximately 89.6% of the combined voting power of all of MarketWise, Inc.’s common stock, none of the economic interest in MarketWise, Inc., and, together with the related MarketWise Units, 89.6% of the economic interest in MarketWise, LLC.

MarketWise, Inc. Securities Outstanding After this Offering	324,965,805 shares of Class A common stock, representing 100% of the combined voting power of all of MarketWise, Inc.’s common stock and 100% of the economic interest in MarketWise, Inc.

Use of Proceeds
All of the shares of Class A common stock offered by the selling stockholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales. The selling stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such selling stockholders in disposing of their shares of Class A common stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants. We will not receive any proceeds from the issuance of any shares of Class A common stock upon exchange of MarketWise Units or the resale of the shares of Class A common stock issuable upon such exchange.

Risk Factors
See “Risk Factors” beginning on page 5 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities being offered by this prospectus.

Trading Symbol	Our Class A common stock is listed and traded on the Nasdaq under the symbol “MKTW.”

RISK FACTORS
Investment in any shares of Class A common stock offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such shares of Class A common stock. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered shares of Class A common stock.

USE OF PROCEEDS
All of the shares of Class A common stock offered by the selling stockholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.
The selling stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such selling stockholders in disposing of their shares of Class A common stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such shares of Class A common stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.
We will not receive any proceeds from the issuance of any shares of Class A common stock upon exchange of MarketWise Units or the resale of the shares of Class A common stock issuable upon such exchange.

SELLING STOCKHOLDERS
This prospectus relates to the resale from time to time of an aggregate of 301,983,874 shares of our Class A common stock. The selling stockholders may from time to time offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the selling stockholders’ interest in the Class A common stock other than through a public sale. Such selling stockholders may currently hold shares of our Class A common stock registered pursuant to the registration statement of which this prospectus forms a part, or may receive shares of Class A common stock registered pursuant to the registration statement of which this prospectus forms a part upon exchange of MarketWise Units.
The following table sets forth, as of September 30, 2022, (i) the names of the selling stockholders, (ii) the number of MarketWise Units held by such selling stockholders prior to the exchange of such units by them for Class A common stock, (iii) the number of shares of Class A common stock and shares of Class B common stock held by such selling stockholders and percentage ownership of Class A common stock, in each case, prior to any exchange by such selling stockholders of MarketWise Units, if applicable, and this offering, and (iv) the aggregate number of shares of Class A common stock that will be owned by such selling stockholders and percentage ownership of Class A common stock, in each case, following this offering. The selling stockholders identified below may have sold, transferred, or otherwise disposed of some or all of their shares of Class A common stock or shares of Class B common stock since September 30, 2022. The percentage ownership of shares of Class A common stock is based on 33,873,502 shares of Class A common stock issued and outstanding as of September 30, 2022.

		MarketWise, Inc. Securities Beneficially Owned Before this Offering			MarketWise, Inc. Securities Beneficially Owned Following this Offering(2)(3)
	MarketWise Units Owned Prior to this Offering	Shares of Class A Common Stock	Shares of Class B Common Stock	Shares of Class A Common Stock Beneficially Owned(2)	Shares of Class A Common Stock
Name of Selling Stockholder(1)					Number	%
Monument & Cathedral Holdings, LLC(4)	112,807,519	—	112,807,519	76.9%	—	—
Myles Norin, LLC(5)	1,087,162	—	1,087,162	3.1%	—	—
Elizabeth Bonner(6)	4,641,917	—	4,641,917	12.1%	—	—
Elizabeth W.P. Bonner 2009 Irrevocable Trust Number Two(6)	117,735	—	117,735	*	—	—
Elizabeth W.P. Bonner Electing Small Business Trust(6)	11,656,106	—	11,656,106	25.6%	—	—
Gregory H. Barnhill MD Only QTIP Trust(6)	299,596	—	299,596	*	—	—
Gregory H. Barnhill Marital Trust(6)	1,343,495	—	1,343,495	3.8%	—	—
Matthew J. Turner(6)	380,241	—	380,241	1.1%	—	—
Palimi, Inc.(6)	1,027,697	—	1,027,697	2.9%	—	—
Douglas Casey(6)	4,907,992	—	4,907,992	12.7%	—	—
Frank Porter Stansberry(7)	62,247,571	1,570,414	62,247,571	66.4%	1,570,414	*
Stokes Holding, LLC(7)	2,566,643	—	2,566,643	7.0%	—	—
Michael Palmer(8)	25,925,685	150,000	25,925,685	43.5%	—	—
Stephen Sjuggerud(9)	19,444,264	100,000	19,444,264	36.6%	—	—
Charleston Ivy, LLC	6,481,421	—	6,481,421	16.1%	—	—
Mark Arnold(10)	11,261,859	249,591.13	11,261,859	25.5%	19,591.13	*
JAMA 2021, LLC(11)	4,059,962	—	4,059,962	10.7%	—	—
Amber Mason	3,601,078	—	3,601,078	9.6%	—	—
Ryan Markish(12)	3,240,970	60,000	3,240,970	8.9%	—	—
Markish Family Enterprises, LLC(13)	360,108	—	360,108	1.1%	—	—

Fernando Cruz(14)	2,880,862	60,000	2,880,862	8.0%	—	—
CCL Family, LLC(15)	720,216	—	720,216	2.1%	—	—
Jared Kelly(16)	2,866,344	100,000	2,866,344	8.1%	—	—
Dale Lynch(17)	2,866,344	154,750	2,866,344	8.2%	14,750	*
Marco Ferri(18)	1,719,910	60,000	1,719,910	5.0%	10,000	*
ALMA Beacon LLC(19)	1,146,434	—	1,146,434	3.3%	—	—
Sean Carroll(20)	1,433,172	100,000	1,433,172	4.3%	—	—
Ascendant Sponsor LP(21)	—	3,051,000	—	9.0%	—	—
Alpha Global Investments(22)	—	2,494,727	—	6.9%	—	—
Greenhaven Road Capital Fund 2, L.P.(23)	—	2,504,792	—	7.4%	1,070,092	3.2%
Greenhaven Road Capital Fund 1, LP(23)	—	1,851,052	—	5.5%	785,752	2.3%
_________________
*Less than one percent.
(1)Unless otherwise noted, the business address of each of those listed in the table above is 1125 N. Charles St., Baltimore, Maryland 21201.
(2)Assumes that we exchange the MarketWise Units of such selling stockholder for shares of Class A common stock, regardless of whether such MarketWise Units are currently exchangeable. The percentage ownership is determined for each selling stockholder by taking into account the issuance and sale of shares of Class A common stock of only such selling stockholder. Also assumes that no transactions with respect to share of Class A common stock or MarketWise Units occur other than the exchange.
(3)Assumes that the selling stockholders sell all of their shares of Class A common stock offered pursuant to this prospectus. The percentage ownership is determined for each selling stockholder by taking into account the issuance and sale of shares of Class A common stock of only such selling stockholder.
(4)Monument & Cathedral, LLC’s sole manager is Cobblestone Publishing, Inc. (“Cobblestone”). The bylaws of Cobblestone provide the president of Cobblestone with sole voting and dispositive control of the shares held directly or indirectly by Cobblestone. As the current president of Cobblestone, Myles Norin has voting and dispositive control over the shares owned by Monument & Cathedral, LLC, and may be deemed to be the beneficial owner of the securities held by Monument & Cathedral, LLC. The business address for Monument & Cathedral, LLC is 14 W. Mount Vernon Place, Baltimore, Maryland 21201.
(5)Myles Norin is manager of Myles Norin, LLC, and has dispositive control over the securities owned by Myles Norin, LLC. Myles Norin, LLC has entered into a voting proxy with respect to the securities held by it in favor of Monument & Cathedral, LLC. Therefore, Myles Norin and Monument & Cathedral, LLC may be deemed to be a beneficial owner of the securities held by Myles Norin, LLC. The business address for Myles Norin, LLC is 14 W. Mount Vernon Place, Baltimore, Maryland 21201.
(6)All shares subject to a voting proxy in favor of Monument & Cathedral, LLC. Therefore, Monument & Cathedral, LLC may be deemed to be a beneficial owner of the securities held by such stockholder. The business address for each such stockholder is 14 W. Mount Vernon Place, Baltimore, Maryland 21201.
(7)Frank Porter Stansberry controls Stokes Holding, LLC. Therefore, Frank Porter Stansberry may be deemed to be the beneficial owner of the securities held by Stokes Holding, LLC. All shares held by Frank Porter Stansberry and Stokes Holding, LLC are subject to an irrevocable voting proxy in favor of MarketWise, Inc.
(8)Includes 150,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(9)Includes 100,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(10)Includes 230,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(11)JAMA 2021, LLC is controlled by Mark Arnold, and therefore Mark Arnold may be deemed to be the beneficial owner of the securities held by JAMA 2021, LLC.
(12)Includes 60,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(13)Markish Family Enterprises, LLC is controlled by Ryan Markish, and therefore Ryan Markish may be deemed to be the beneficial owner of the securities held by Markish Family Enterprises, LLC.
(14)Includes 60,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(15)CCL Family, LLC is controlled by Fernando Cruz, and therefore Fernando Cruz may be deemed to be the beneficial owner of the securities held by CCL Family, LLC.
(16)Includes 100,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(17)Includes 140,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(18)Includes 50,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(19)ALMA Beacon LLC is controlled by Marco Ferri, and therefore Marco Ferri may be deemed to be the beneficial owner of the securities held by ALMA Beacon LLC.
(20)Includes 100,000 Management Members Earnout Shares subject to release upon the occurrence of certain contingencies.
(21)Reflects 3,051,000 Sponsor Earnout Shares subject to release upon the occurrence of certain contingencies. Ascendant Sponsor GP LLC is the general partner of Ascendant Sponsor LP and has voting and investment discretion over the securities held by Ascendant Sponsor LP. David Gomberg is the manager of Ascendant Sponsor GP LLC and has voting and investment discretion over the securities held by Ascendant Sponsor GP LLC. Mr. Gomberg disclaims any beneficial ownership of the securities held by Ascendant Sponsor LP other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address for Ascendant Sponsor LP is 667 Madison Avenue, 5th Floor, New York, New York 10065.
(22)Alpha Global Investments is the record holder of such securities. Mark Gerhard and Riaan Hodges share voting and investment discretion over the securities held by Alpha Global Investments. The address for Alpha Global Investments is PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(23)Does not include 194,510 shares of Class A common stock held by Greenhaven Road Special Opportunities Fund LP (“SOF”). Greenhaven Road Investment Management LP (the “Investment Manager”), an entity owned and controlled by Scott Stewart Miller, is the investment manager of each of Greenhaven Road Capital Fund 1, L.P. (“Fund 1”), Greenhaven Road Capital Fund 2, L.P. (“Fund 2”), and SOF. MVM Funds, LLC (the “General Partner”), an entity owned and controlled by Scott Stewart Miller, is the general partner of Fund 1, Fund 2, and the Investment Manager. Greenhaven Road Special Opportunities Fund GP LLC (the “SOF General Partner”), an entity owned and controlled by Scott Stewart Miller, is the general partner of SOF. Therefore, Mr. Miller, the General Partner, the SOF General Partner, and the Investment Manager may be deemed to be a beneficial owner of the shares of Class A common stock held by Fund 1, Fund 2, and SOF. The address for each of these persons and entities is 8 Sound Shore Drive, Suite 190, Greenwich, Connecticut 06830.

PLAN OF DISTRIBUTION
The selling stockholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors-in-interest selling shares of our Class A common stock or interests in our Class A common stock received after the date of this prospectus from the selling stockholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their shares of Class A common stock or interests in our Class A common stock on any stock exchange, market, or trading facility on which shares of our Class A common stock, as applicable, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.
The selling stockholders may use any one or more of the following methods when disposing of their securities or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•one or more underwritten offerings;
•block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•distributions to their members, partners, or stockholders;
•short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
•directly to one or more purchasers;
•through agents;
•broker-dealers who may agree with the selling stockholders to sell a specified number of such securities at a stipulated price per share; or
•a combination of any such methods of sale.
The selling stockholders may, from time to time, pledge or grant a security interest in some shares of our Class A common stock owned by them and, if a selling stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling stockholders to include the pledgee, transferee, or other successors-in-interest as the selling stockholders under this prospectus. The selling stockholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
In connection with the sale of shares of our Class A common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Class A common stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the selling stockholders from the sale of shares of our Class A common stock offered by them will be the purchase price of such securities, less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Class A common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling stockholders.
The selling stockholders also may in the future resell a portion of our Class A common stock in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.
The selling stockholders and any underwriters, broker-dealers, or agents that participate in the sale of shares of our Class A common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any selling stockholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the selling stockholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, the number of shares of our Class A common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of securities offered by the selling stockholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A common stock by bidding for or purchasing shares of Class A common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
Under the Registration Rights Agreement and the Subscription Agreements, we have agreed to indemnify the selling stockholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling stockholders may be required to make with respect thereto. In addition, we and the selling stockholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.
We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement and the Subscription Agreements. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The selling stockholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses relating to the offering.
The selling stockholders may use this prospectus in connection with resales of shares of our Class A common stock. This prospectus and any accompanying prospectus supplement will identify the selling stockholders, the terms of our Class A common stock, and any material relationships between us and the selling stockholders. The selling stockholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A common stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling stockholders will receive all the net proceeds from the resale of shares of our Class A common stock.
A selling stockholder that is an entity may elect to make an in-kind distribution of Class A common stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable shares of Class A common stock pursuant to the distribution through a registration statement.
We are required to pay all fees and expenses incident to the registration of shares of our Class A common stock to be offered and sold pursuant to this prospectus.

LEGAL MATTERS
The validity of the shares of Class A common stock offered hereby will be passed upon for us by Latham & Watkins LLP, New York, New York.
EXPERTS
The financial statements of MarketWise, Inc. as of December 31, 2021 and 2020, and for each of the three years in the period ended December 31, 2021, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon the report of such firm, given their authority as experts in accounting and auditing.